Exhibit 99.2

Media Contact:	Investor Contacts:
Tom Huntington	Karen Fisher
DivX, Inc	DivX, Inc.
858.882.0672	858.882.6415
thuntington@divxcorp.com	kfisher@divxcorp.com

Todd Friedman or
Stacie Bosinoff
The Blueshirt Group
415.217.7722
todd@blueshirtgroup.com or
stacie@blueshirtgroup.com

DivX, Inc. Names Kevin Hell as Chief Executive Officer

SAN DIEGO, November 5, 2007 – DivX, Inc. (NASDAQ: DIVX) today announced that its Board of Directors has appointed Kevin Hell as DivX’s new Chief Executive Officer and a member of the Board, effective October 31, 2007.

Commenting on the CEO appointment, Jordan Greenhall, the Company’s Chairman of the Board, stated, “Kevin is a strong leader with a distinguished track record who has been leading our consumer electronics licensing business for over five years. Coupled with 20 years in the industry, Kevin is the logical choice as CEO for DivX as it refocuses on opportunities in several key product markets. The entire Board looks forward to working with Kevin as he moves into his new role.”

“DivX is a great company, and I believe we are in a strong position to emerge as the de facto standard for high-quality digital video across any device,” commented Hell. “I appreciate the vote of confidence from our Board of Directors, and I am excited to lead our team forward as we focus on three key market opportunities: growing our licensing business, launching our new DivX Connected platform, and expanding our content solutions.”

Hell, 43, has served as the Company’s Acting Chief Executive Officer since July 2007. Between 2002 and 2007, Hell held a number of management positions within DivX including Chief Marketing Officer and Managing Director, Chief Operating Officer, the Company’s CXO for Partners and Licensing, and President. Before joining DivX in 2002, Hell served as Senior Vice President of Product Management for Palm Solutions Group, a handheld solutions company, as well as Vice President of the Connected Home division and Vice President of Corporate Strategy at Gateway, a personal computer manufacturing company. Prior to Gateway, Hell worked with the Boston Consulting Group in Los Angeles focused on high-technology and entertainment. Hell received an M.B.A. from The Wharton School, and a master’s degree in Aeronautics and Astronautics and a B.S. in Mechanical Engineering from Stanford University.

About DivX, Inc.

DivX, Inc. is a digital media company that enables consumers to enjoy a high-quality video experience across any kind of device. DivX creates, distributes and licenses digital video technologies that span the “three screens” comprising today’s consumer media environment—the PC, the television and mobile devices. Over 100 million DivX Certified devices have shipped into the market from leading consumer electronics manufacturers. DivX also offers content providers and publishers a complete solution for the distribution of secure, high-quality digital video content. Driven by a globally recognized brand and a passionate community of hundreds of millions of consumers, DivX is simplifying the video experience to enable the digital home.

Forward Looking Statement

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, the results of DivX may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements about the plans, strategies, and objectives of management for future operations; any statements regarding management and organizational structure; any statements of expectation or belief; and any statement of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include disruptions in relationships with customers, suppliers and partners resulting from management transition and other risks that are described from time to time in DivX’s Securities and Exchange Commission report, including but not limited, to DivX’s quarterly report on Form 10-Q dated August 14, 2007. All forward-looking statements are qualified in their entirety by this cautionary statement. DivX is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise, other than as required under applicable securities laws.

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